Exhibit 99.1

QUEST OIL CORPORATION
PRESS RELEASE

Dated:   Thursday, May 4, 2006
Release Time:  9 a.m. Pacific Standard Time
Contact:                        Mr. James B. Panther II   Mark L. Baum
                                       Chief Executive Officer   General Counsel
                                       (760) 230-2300 x206                                   (760) 230-2300 x205

Headline:  Quest Oil Corporation Embarks On a New Era
Sub-Headline:      10-22 Well is in Production; New Management Takes the Helm and Updates Shareholders

Encinitas, California. May 4, 2006 - Quest Oil Corporation (OTCBB: QOIL) is pleased to provide a corporate update to its shareholders. The Company’s newly hired Chief Executive Officer, Mr. James B. Panther II stated, “As many of our shareholders know, the past 45 days have been trying to say the least. During this time, my team has been busy at work, executing for our shareholders. We are happy to report that we have succeeded in getting past several critical hurdles. While we know we have a tremendous amount of work ahead of us in order to restore the confidence of our shareholders, we are excited about the many opportunities that lie ahead.”

Mr. Panther added, “Our team has been focused on stabilizing our financial position by cutting costs and developing capital allocation models to make investments in what we believe are low-risk properties that can yield an acceptable short-term return on our investment. We are committed to maintaining a focus and discipline that will allow us to expand our reserve base and increase production and cash flow through the acquisition of producing oil and natural gas properties, as well as leaseholds and other working interests in exploration areas. Such acquisitions will be based on an analysis of the cash flow of a particular opportunity as well as the Company's ability to realize bottom line profit from the acquisition.”

“I am pleased to be working with a team of proven professionals. Our executive and mid- level managers bring expertise from various disciplines, including corporate finance, merger & acquisitions advisory, geophysics, SEC legal compliance and oil and gas asset management. Our oil and gas managers have over 50 years of combined operational experience.”

“We have executed several new employment and consulting agreements as we re-staffed. All of the agreements we reached are disclosed in a Form 8-K that was recently filed with the SEC and made available on the www.sec.gov website. As a related matter, the cost of employing and paying our new staff combined with our new infrastructure costs will save the company many tens of thousands of dollars of cash outlay per month. Our board of directors, including our newly created Compensation Committee Chairman, Mr. Douglas Brown, has structured the compensation packages of our key employees, me included, such that we financially ‘win’ when there is increased profit from production of oil and natural gas and when our stock price appreciates. All warrants issued were for the purchase of our common stock at 110% of the market price; and when a warrant is exercised, the holder receives restricted shares. Our new employment and consulting agreements reward long term commitment and the operational and financial success of the company.”

“Our recent silence should not be an indication that we are not actively reviewing several quality acquisition targets. Our policy will be to not issue press releases when we execute letters of intent or memoranda of understanding. We will inform the marketplace and our shareholders when there is meaningful news or when we are able to report that we have definitively closed a transaction.”

“Our shareholders may have noticed this morning that we filed an amended Form SB-2 registration statement. This document relates to the $8,000,000 financing that we entered into during October of last year. Of the $8,000,000, we have only received $6,000,000. The balance of the funding was to be tendered when our registration statement became effective. This was to happen during a certain time frame which has past. While it is true that the investors in the October financing can legally decline to make the balance of the investment, we believe that should there be continued operational stability within the company and with our share price, many of these investors will take advantage of their respective ability to make the additional investment. To that end, our staff is working diligently to adequately disclose and report our current financial and operational picture with the hope that the SEC will soon allow our SB-2 registration statement to become effective.”

“It is true that we are currently constrained by our cash position. However, we are confident that our team will be able to muster the financial creativity to handle our short term acquisition strategy. Should our existing investors decline to make the additional $2,000,000 investment, we have been actively discussing alternative financing strategies that will allow us to harvest our reserves, including entering into joint venture agreements, farm-ins and other revenue/profit sharing arrangements.”

Mr. Panther commented, “Many of our shareholders have contacted us about the previously announced and proposed Longleaf transaction. On February 15, 2006, we entered into an agreement to acquire 100% of the interests in Longleaf Production LLC, L-TEXX Petroleum LP and L-TEXX Management LLC (collectively referred to as “Longleaf”). In consideration of Quest transmitting a non-refundable $100,000 deposit (the “Escrow Money”) into escrow with Longleaf’s attorneys, we received the exclusive opportunity, for 45 days, to conduct due diligence and close the proposed transaction under terms that were outlined in an acquisition memorandum. For a number of reasons, the Longleaf transaction failed to close within the 45 day time frame. On May 2, 2006, our new general counsel, Mark L. Baum, Esq., was able to secure a binding agreement with Longleaf that provided us with the return of $50,000 of the Escrow Money and a new 30 day exclusive period, beginning on May 3, 2006, during which we intend to negotiate to purchase either Longleaf itself or Longleaf’s assets.”

“While there is no certainty that the Longleaf transaction will close, now that as a company we have reached a point where we can take a breath, we intend to request, receive and analyze the documentation we will require in order to make an intelligent decision on the Longleaf transaction. We appreciate the good faith shown by Longleaf and we are committed to the negotiation and acquisition process.”

“On the operations front, on May 1, our CFO and Vice President of Operations, Mr. Joseph Wallen reported, after having physically visited the site of the 10-22 Well, that the 10-22 Well is now flowing and producing at an average rate of .65 MMCF per day. While this good news, there can be no certainty as to how much longer this well will produce for us. We do believe that given the past high flow rates, it is likely that more than 50% of the reserves from this well have been recovered. What is important, at least for now, is that we are again producing cash from our 10-22 investment.”

Mr. Panther concluded, “There is a committed and hard working team leading Quest Oil Corporation. The road ahead will not likely be completely smooth as we continue to deal with legacy problems as well as legacy opportunities. While we appreciate the risks associated with our job, we are hopeful about our future. It is a pretty good time to be in the oil and gas business, and we look forward to going to work everyday for our shareholders as we build our oil and gas company.”

ABOUT QUEST OIL CORPORATION

Quest is committed to the exploration and development of economical oil and natural gas reserves. Quest management is focused on an acquisition program targeting high quality and low risk prospects. Quest is focused on the development of North American oil and gas resources, allowing highly leveraged production opportunities in Alberta and Texas, through its 100% owned subsidiaries Quest Canada Corp., Wallstin Petroleum LLC and PetroStar Oil Services Inc.

FORWARD LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Quest Oil Corporation's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Quest Oil Corporation's products. Quest Oil Corporation undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Quest Oil Corporation's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Anyone considering an investment in Quest Oil Corporation should first conduct thorough due diligence on Quest Oil Corporation by reading all of our publicly available filings. Such public filings are available by visiting the United States Securities and Exchange Commission website at www.sec.gov. Quest Oil Corporation encourages any person considering an investment in Quest Oil Corporation to first consult with a registered representative who is licensed to sell securities and who may be able to assist in accessing and analyzing important due diligence materials.